SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported: May 4, 2007

e-Smart Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Nevada

(State or other jurisdiction of incorporation or organization)

(IRS Employer Identification No.) No. 88-0409261

526 West 26th Street, Suite 710, New York NY 10001

(Address of principal executive office) (zip Code)

Registrant’s telephone number, including area code: (212) -727-3790

The Exhibit Index required by Item 601 of Regulations S-X appears on Page 3 of this Report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Item 8.01. Other Events

As of this date, the Plan of Reorganization (the “Plan”) previously approved by majority shareholder’s consent and the Board of Directors is implemented. The Plan was approved by majority shareholders on March 15, 2007, consistent with the material terms of a Plan of Reorganization originally approved by majority shareholders’ consent on October 14, 2005 and the Registrant’s Board of Directors on October 14, 2005 and October 20, 2005 (the ”Plan”). Pursuant to the Plan, the Registrant has entered into an Extinguishment of Indebtedness and Stock Purchase Agreement (the “Agreement”) with IVI Smart Technologies, Inc., a Delaware corporation, and parent of the Registrant (“IVI”). Pursuant to the terms of the Agreement:

1.	IVI forgives: (i) approximately $4,000,000 in working capital advances made to the Registrant during the twelve months ended July 31, 2006; and (ii) approximately $3,500,000 in working capital advances made to the Registrant during the nine months ended April 30, 2007. The working capital advances during the twenty one months ended April 30, 2007 were the Registrant’s sole source of operating funds for that period, and IVI, to the extent possible, commits to continue to provide working capital to the Registrant to operate its business and implement its projects;

2.	IVI forgives the Registrant’s obligation to issue an aggregate of 100,000,000 shares of the Registrant’s common sock,$.001 par value per share, as license fees for additional patents filed by IVI;

3.	IVI forgives the Registrant’s obligation to issue to IVI an estimated 221,846,668 shares of the Registrant’s common stock, $.001 par value per share and agrees to surrender to the Registrant shares previously issued to and held in the name of IVI;

4.	Certain management executives of the Registrant shall surrender for cancellation an aggregate of seventy five million stock options;

5.	The Registrant shall originally issue to IVI and certain management executives an aggregate of 17,500,000 shares of the Registrant’s Series A Preferred Stock, $.01 par value per share, out of a total authorized capitalization of 20,000,000 shares.

6.	Pursuant to the Rights and Designation of the Series A Preferred Stock, the aggregate of 20,000,000 shares of the Registrant’s Series A Preferred Stock is vested with and possesses ongoing 70% voting control of the Registrant; and

7.	The Registrant’s Board of Directors is directed to adopt resolutions enumerating the complete list of preferences, terms and other incidents of ownership of Series A Preferred Shares consistent with the foregoing, after which a Certificate of Designation of Rights and Preferences of the Preferred Stock shall be filed with the Secretary of State of Nevada.

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8. Further details of the Plan will be detailed in the Registrants 10K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10 (r) Extinguishment of Indebtedness and Stock Purchase Agreement dated March 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: New York, New York

             May 4, 2007

E-SMART TECHNOLOGIES, INC.

/s/ Mary Grace
BY: Mary Grace, President

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